EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS NET INCOME OF $937 MILLION, UP 8%, POSTING THE STRONGEST SECOND QUARTER IN COMPANY HISTORY
Revenues Grow 8% Year-Over-Year to $2.7 Billion, Marking Sustained Business Momentum
Core Net New Assets Total $37.2 Billion and Client Assets Reach a Record $3.70 Trillion

SAN FRANCISCO, July 16, 2019 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2019 was $937 million, down 3% from $964 million for the prior quarter, and up 8% from $866 million for the second quarter of 2018. Net income for the six months ended June 30, 2019 was a record $1.9 billion, up 15% from the year-earlier period.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights	2019	2018	Change	2019	2018	Change

Net revenues (in millions)	$2,681	$2,486	8%	$5,404	$4,884	11%
Net income (in millions)	$937	$866	8%	$1,901	$1,649	15%
Diluted earnings per common share	$.66	$.60	10%	$1.35	$1.14	18%
Pre-tax profit margin	46.1%	45.5%		46.3%	43.7%
Return on average common
stockholders’ equity (annualized)	19%	19%		20%	19%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Our ‘no trade-offs’ approach to combining value, service, transparency, and trust continues to resonate with clients, as they are drawn to our contemporary full-service model through all environments. Thus far in 2019, a challenging mix of geopolitical, economic, and market dynamics has persisted, with investors facing unresolved trade negotiations, the Brexit debate and signals that the Fed may be moving towards a reversal in rate policy, all while U.S. equity markets have rallied to record territory. Amidst this backdrop, we drove sustained business momentum. Clients opened nearly 400,000 new brokerage accounts during the second quarter, bringing year-to-date new accounts to 772,000, helping push active accounts to the 12 million mark by quarter-end, up 7% year-over-year. This includes 3.5 million accounts under the guidance of the 7,500+ independent advisors who custody with us; those accounts are up 8% as advisors successfully build their businesses with our assistance.”

Mr. Bettinger continued, “Both advisors and individual clients contributed to our total core net new assets of $37.2 billion during the second quarter. With first half core net new assets of $88.9 billion, we sustained an annualized organic growth rate in excess of 5% throughout the period despite seasonal tax outflows in April. These strong flows reflect our ability to win in a competitive marketplace – clients have transferred nearly two dollars of assets in for every dollar out over the past six months, helping total client assets climb to a record $3.70 trillion as of June 30th, an increase of $305 billion, or 9% from a year ago.”

“Our “Through Clients’ Eyes” strategy includes serving our clients’ evolving needs where and how they prefer,” Mr. Bettinger added. “We recently opened our 61st independent branch, up from 53 at year end. These offices help extend our traditional branch network, delivering Schwab’s capabilities through local, community-based professionals. For clients exploring our lending capabilities, we have introduced new features to our Pledged Asset Line® offering, including loans with no preset term, streamlined origination and underwriting criteria, and a new application process available via any web-enabled device, with access to a new loan in as little as 24 hours. To aid advisors with growing and managing their practices, we are implementing digital alternatives to traditionally paper-based processes; by eliminating manual touch points and enabling automated status updates, these tools improve efficiency for both advisors and the company. We know that investing in these and other initiatives to build an ever more capable and efficient Schwab is important to our clients and our ability to continue winning in the marketplace. Through consistent strategic focus and disciplined execution, we expect to sustain our track record of delivering profitable growth and long-term value creation while putting clients first.”

CFO Peter Crawford commented, “Our sustained business momentum helped us achieve our strongest second quarter ever, even as we weathered shifts in client asset allocations and activity levels, as well as the interest rate environment. Overall, revenues were up 8% from a year ago at $2.7 billion, which was just under last quarter’s record mark. Net interest revenue rose 14% year-over-year to $1.6 billion, largely driven by higher interest-earning assets relating to the transfer of sweep money market fund balances to bank and broker-dealer sweep. In addition, our net interest margin rose 10 bps from a year ago to 2.40%, reflecting the Fed’s 2018 rate hikes. Asset management and administration fees decreased 3% year-over-year to $786 million as a result of lower money market fund revenue due to the sweep transfers as well as ongoing declines in Mutual Fund OneSource® balances, partially offset by growing enrollment in our advisory solutions. Trading revenue declined 3% to $174 million due to a decrease in average revenue per trade, which more than offset higher activity. Finally, other revenue rose 32%, driven primarily by a gain on the sale of PortfolioCenter®, a portfolio management and reporting software solution for advisors, to Tamarac Inc. Looking at expenses, our 7% increase reflects planned growth in staffing and our investments to drive efficiency and scale as we support our expanding client base. Our ongoing focus on driving efficiency while managing our spending in a disciplined manner enabled us to maintain our ratio of expenses to client assets at 16 bps for the quarter and achieve a pre-tax profit margin of 46.1% – our 5th consecutive quarter of at least 45%.”

Mr. Crawford concluded, “Effective balance sheet management remains a priority as we aim to maintain appropriate liquidity and support business growth. During the second quarter, we issued $600 million in senior notes with a 10-year maturity. Additionally, we transferred just under $200 million from sweep money market fund balances to bank and broker-dealer sweep, marking the completion of a 12-year process during which we moved approximately $130 billion. With sweep transfers done, tax season disbursements and some client sorting between invested and transactional cash allocations contributed to consolidated balance sheet assets declining by approximately $6 billion during the quarter to $276 billion. Consistent with our intent to return excess capital to stockholders, we repurchased 29.1 million shares for $1.2 billion during the quarter, leaving us with an outstanding authorization of $2.8 billion. The company’s preliminary Tier 1 Leverage ratio at quarter-end was 7.3%, somewhat above our operating objective of 6.75% - 7%. Our 19% return on equity for the second quarter marked our 5th consecutive quarter of at least 19% – our best sustained performance since 2009.”

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on crossing the $250 billion consolidated asset threshold for heightened regulatory requirements, was posted on August 14, 2018.

Forward-Looking Statements
This press release contains forward-looking statements relating to client demand for the company’s full-service model, including advisory solutions; growth in the client base, accounts and assets; investments to drive efficiency and scale; profitable growth; long-term value creation; expenses; liquidity; capital returns to stockholders; and Tier 1 Leverage Ratio operating objective. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations, and trading activity; client use of the company’s advisory solutions and other products and services; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, and capabilities, as well as implement infrastructure, in a timely and successful manner; the level of client assets, including cash balances; capital and liquidity needs and management; the company’s ability to manage expenses; client sensitivity to interest rates; and other factors set forth in the company’s most recent report on Form 10-K.
About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 365 offices and 12.0 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.3 million banking accounts, and $3.70 trillion in client assets as of June 30, 2019. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Revenues
Interest revenue	$1,927	$1,590	$3,925	$3,011
Interest expense	(318)	(183)	(635)	(341)
Net interest revenue	1,609	1,407	3,290	2,670
Asset management and administration fees	786	814	1,541	1,665
Trading revenue	174	180	359	381
Other	112	85	214	168
Total net revenues	2,681	2,486	5,404	4,884
Expenses Excluding Interest
Compensation and benefits	807	745	1,657	1,515
Professional services	178	156	348	312
Occupancy and equipment	133	122	264	244
Advertising and market development	77	77	146	150
Communications	62	58	124	120
Depreciation and amortization	84	75	167	148
Regulatory fees and assessments	30	50	62	101
Other	74	72	136	161
Total expenses excluding interest	1,445	1,355	2,904	2,751
Income before taxes on income	1,236	1,131	2,500	2,133
Taxes on income	299	265	599	484
Net Income	937	866	1,901	1,649
Preferred stock dividends and other	50	53	89	90
Net Income Available to Common Stockholders	$887	$813	$1,812	$1,559
Weighted-Average Common Shares Outstanding:
Basic	1,328	1,350	1,331	1,349
Diluted	1,337	1,364	1,340	1,363
Earnings Per Common Shares Outstanding:
Basic	$.67	$.60	$1.36	$1.16
Diluted	$.66	$.60	$1.35	$1.14

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q2-19 % change		2019		2018
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-18	Q1-19	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	14%	(4)%	$1,609	$1,681	$1,626	$1,527	$1,407
Asset management and administration fees	(3)%	4%	786	755	755	809	814
Trading revenue	(3)%	(6)%	174	185	206	176	180
Other	32%	10%	112	102	82	67	85
Total net revenues	8%	(2)%	2,681	2,723	2,669	2,579	2,486
Expenses Excluding Interest
Compensation and benefits	8%	(5)%	807	850	805	737	745
Professional services	14%	5%	178	170	178	164	156
Occupancy and equipment	9%	2%	133	131	128	124	122
Advertising and market development	—	12%	77	69	93	70	77
Communications	7%	—	62	62	63	59	58
Depreciation and amortization	12%	1%	84	83	80	78	75
Regulatory fees and assessments	(40)%	(6)%	30	32	31	57	50
Other	3%	19%	74	62	81	71	72
Total expenses excluding interest	7%	(1)%	1,445	1,459	1,459	1,360	1,355
Income before taxes on income	9%	(2)%	1,236	1,264	1,210	1,219	1,131
Taxes on income	13%	—	299	300	275	296	265
Net Income	8%	(3)%	$937	$964	$935	$923	$866
Preferred stock dividends and other	(6)%	28%	50	39	50	38	53
Net Income Available to Common Stockholders	9%	(4)%	$887	$925	$885	$885	$813
Earnings per common share:
Basic	12%	(3)%	$.67	$.69	$.66	$.66	$.60
Diluted	10%	(4)%	$.66	$.69	$.65	$.65	$.60
Dividends declared per common share	70%	—	$.17	$.17	$.13	$.13	$.10
Weighted-average common shares outstanding:
Basic	(2)%	—	1,328	1,333	1,343	1,351	1,350
Diluted	(2)%	(1)%	1,337	1,344	1,354	1,364	1,364
Performance Measures
Pre-tax profit margin			46.1%	46.4%	45.3%	47.3%	45.5%
Return on average common stockholders’ equity (annualized) (1)			19%	20%	20%	20%	19%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	82%	(26)%	$24.2	$32.6	$27.9	$21.8	$13.3
Cash and investments segregated	28%	1%	14.1	13.9	13.6	8.5	11.0
Receivables from brokerage clients — net	(4)%	4%	21.4	20.5	21.7	22.4	22.4
Available for sale securities	(2)%	(9)%	54.6	60.0	66.6	57.6	55.5
Held to maturity securities	1%	4%	138.3	132.4	144.0	139.0	136.8
Bank loans — net	—	1%	16.6	16.5	16.6	16.6	16.6
Total assets	5%	(2)%	276.3	282.8	296.5	272.1	261.9
Bank deposits	4%	(5)%	208.4	219.5	231.4	213.4	199.9
Payables to brokerage clients	2%	4%	31.0	29.7	32.7	27.9	30.3
Long-term debt	28%	9%	7.4	6.8	6.9	5.8	5.8
Stockholders’ equity	6%	(1)%	21.3	21.6	20.7	20.8	20.1
Other
Full-time equivalent employees (at quarter end, in thousands)	10%	3%	20.5	20.0	19.5	19.1	18.7
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	37%	(4)%	$173	$181	$159	$156	$126
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.17%	0.17%	0.15%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	4%	(6)%	392	418	466	382	376
Asset-based trades (3)	(7)%	(7)%	138	149	188	129	149
Other trades (4)	4%	(11)%	186	210	213	172	179
Total	2%	(8)%	716	777	867	683	704
Average Revenue Per Revenue Trade (2)	(5)%	(3)%	$6.94	$7.19	$7.13	$7.27	$7.30

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2019			2018			2019			2018
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$26,146	$158	2.39%	$12,764	$57	1.80%	$25,568	$309	2.41%	$14,912	$123	1.65%
Cash and investments segregated	14,588	89	2.41%	11,825	50	1.68%	14,075	172	2.43%	12,891	98	1.51%
Broker-related receivables (1)	199	—	1.38%	378	2	1.58%	228	2	2.15%	333	3	1.47%
Receivables from brokerage clients	19,423	217	4.42%	19,775	204	4.09%	19,199	431	4.46%	19,326	383	3.95%
Available for sale securities (2)	56,020	386	2.74%	52,682	291	2.19%	61,407	837	2.72%	51,533	531	2.06%
Held to maturity securities	132,738	899	2.70%	129,825	812	2.49%	132,583	1,815	2.73%	125,641	1,533	2.44%
Bank loans	16,560	148	3.58%	16,530	138	3.32%	16,569	297	3.59%	16,493	268	3.25%
Total interest-earning assets	265,674	1,897	2.84%	243,779	1,554	2.54%	269,629	3,863	2.86%	241,129	2,939	2.43%
Other interest revenue		30			36			62			72
Total interest-earning assets	$265,674	$1,927	2.88%	$243,779	$1,590	2.60%	$269,629	$3,925	2.90%	$241,129	$3,011	2.49%
Funding sources
Bank deposits	$210,811	$224	0.43%	$193,029	$117	0.24%	$215,374	$450	0.42%	$185,052	$181	0.20%
Payables to brokerage clients	23,034	24	0.42%	21,729	14	0.26%	22,611	47	0.42%	22,097	21	0.20%
Short-term borrowings (1)	3	—	2.68%	1,429	7	1.94%	17	—	2.50%	6,770	54	1.59%
Long-term debt	7,090	63	3.58%	4,961	43	3.47%	6,968	125	3.60%	4,678	80	3.42%
Total interest-bearing liabilities	240,938	311	0.52%	221,148	181	0.33%	244,970	622	0.51%	218,597	336	0.31%
Non-interest-bearing funding sources	24,736			22,631			24,659			22,532
Other interest expense		7			2			13			5
Total funding sources	$265,674	$318	0.48%	$243,779	$183	0.30%	$269,629	$635	0.47%	$241,129	$341	0.28%
Net interest revenue		$1,609	2.40%		$1,407	2.30%		$3,290	2.43%		$2,670	2.21%
(1) Interest revenue or expense was less than $500,000 in the period or periods presented.
(2) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2019			2018			2019			2018
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$161,998	$123	0.30%	$139,968	$147	0.42%	$160,133	$245	0.31%	$148,165	$329	0.45%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs) (1)	261,773	74	0.11%	218,877	76	0.14%	253,048	144	0.11%	215,153	150	0.14%
Mutual Fund OneSource® and other non- transaction fee funds	192,227	152	0.32%	217,867	175	0.32%	189,725	299	0.32%	220,268	353	0.32%
Other third-party mutual funds and ETFs (2)	471,638	79	0.07%	325,061	71	0.09%	462,050	154	0.07%	322,391	141	0.09%
Total mutual funds, ETFs, and CTFs (3)	$1,087,636	428	0.16%	$901,773	469	0.21%	$1,064,956	842	0.16%	$905,977	973	0.22%
Advice solutions (3)
Fee-based	$243,050	295	0.49%	$225,879	283	0.50%	$236,722	573	0.49%	$225,320	565	0.51%
Non-fee-based	69,274	—	—	62,109	—	—	68,015	—	—	60,964	—	—
Total advice solutions	$312,324	295	0.38%	$287,988	283	0.39%	$304,737	573	0.38%	$286,284	565	0.40%
Other balance-based fees (1,4)	408,929	54	0.05%	372,029	51	0.05%	400,560	106	0.05%	391,236	106	0.05%
Other (5)		9			11			20			21
Total asset management and administration fees		$786			$814			$1,541			$1,665
(1) Beginning in the first quarter of 2019, a change was made to move CTFs from other balance-based fees. Prior periods have been recast to reflect this change.
(2) Includes Schwab ETF OneSourceTM.
(3) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(4) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(5) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-19 % Change		2019		2018
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-18	Q1-19	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	4%	(4)%	$237.3	$247.0	$261.2	$239.5	$228.2
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	25%	5%	168.1	159.7	153.5	128.5	134.2
Equity and bond funds and CTFs (2,3)	9%	4%	110.9	106.2	94.3	107.4	102.1
Total proprietary mutual funds and CTFs	18%	5%	279.0	265.9	247.8	235.9	236.3
Mutual Fund Marketplace® (4)
Mutual Fund OneSource® and other non-transaction fee funds	(7)%	1%	197.8	195.1	180.5	212.6	212.5
Mutual fund clearing services	10%	6%	192.9	182.7	164.4	182.2	175.3
Other third-party mutual funds	7%	4%	767.3	737.2	650.4	740.1	716.1
Total Mutual Fund Marketplace	5%	4%	1,158.0	1,115.0	995.3	1,134.9	1,103.9
Total mutual fund assets	7%	4%	1,437.0	1,380.9	1,243.1	1,370.8	1,340.2
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	25%	7%	143.6	134.7	115.2	125.2	114.8
Schwab ETF OneSource™ (4)	186%	7%	88.1	82.5	30.6	33.3	30.8
Other third-party ETFs	(2)%	4%	315.7	303.7	309.9	338.6	322.1
Total ETF assets	17%	5%	547.4	520.9	455.7	497.1	467.7
Equity and other securities (2)	6%	3%	1,168.3	1,131.3	1,005.4	1,186.7	1,106.2
Fixed income securities	21%	2%	332.1	324.1	306.1	290.4	275.1
Margin loans outstanding	(3)%	5%	(19.7)	(18.8)	(19.3)	(20.8)	(20.4)
Total client assets	9%	3%	$3,702.4	$3,585.4	$3,252.2	$3,563.7	$3,397.0
Client assets by business
Investor Services	9%	3%	$1,946.5	$1,886.7	$1,701.7	$1,876.9	$1,784.8
Advisor Services	9%	3%	1,755.9	1,698.7	1,550.5	1,686.8	1,612.2
Total client assets	9%	3%	$3,702.4	$3,585.4	$3,252.2	$3,563.7	$3,397.0
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	31%	(39)%	$17.9	$29.2	$28.7	$27.8	$13.7
Advisor Services	(36)%	(14)%	19.3	22.5	26.6	25.7	30.2
Total net new assets	(15)%	(28)%	$37.2	$51.7	$55.3	$53.5	$43.9
Net market gains (losses)	67%	(72)%	79.8	281.5	(366.8)	113.2	47.7
Net growth (decline)	28%	(65)%	$117.0	$333.2	$(311.5)	$166.7	$91.6
New brokerage accounts (in thousands, for the quarter ended)	1%	—	386	386	380	369	384
Client accounts (in thousands)
Active brokerage accounts (6)	7%	2%	11,967	11,787	11,593	11,423	11,202
Banking accounts	7%	3%	1,336	1,300	1,302	1,283	1,250
Corporate retirement plan participants	6%	1%	1,698	1,684	1,655	1,627	1,599

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Beginning in the first quarter of 2019, a change was made to move CTFs from equity and other securities. Prior periods have been recast to reflect this change.
(3) Includes balances held on and off the Schwab platform. As of June 30, 2019, off-platform equity and bond funds, CTFs, and ETFs were $12.5 billion, $4.7 billion, and $38.2 billion, respectively.
(4) Excludes all proprietary mutual funds and ETFs.
(5) Second quarter of 2018 includes outflows of $9.5 billion from certain mutual fund clearing services clients.
(6) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.

The Charles Schwab Corporation Monthly Activity Report For June 2019

	2018							2019						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	24,271	25,415	25,965	26,458	25,116	25,538	23,327	25,000	25,916	25,929	26,593	24,815	26,600	7%	10%
Nasdaq Composite	7,510	7,672	8,110	8,046	7,306	7,331	6,635	7,282	7,533	7,729	8,095	7,453	8,006	7%	7%
Standard & Poor’s 500	2,718	2,816	2,902	2,914	2,712	2,760	2,507	2,704	2,784	2,834	2,946	2,752	2,942	7%	8%
Client Assets (in billions of dollars)
Beginning Client Assets	3,378.1	3,397.0	3,477.9	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6
Net New Assets	24.1	16.3	20.8	16.4	14.9	15.6	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	17%	(16)%
Net Market Gains (Losses)	(5.2)	64.6	57.2	(8.6)	(190.5)	28.2	(204.5)	180.4	67.0	34.1	83.4	(155.2)	151.6
Total Client Assets (at month end)	3,397.0	3,477.9	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	5%	9%
Core Net New Assets (1)	24.1	16.3	20.8	16.4	14.9	15.6	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	17%	(16)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	280.0	287.0	292.0	292.7	280.3	284.7	272.4	286.9	294.2	298.4	305.7	298.5	311.6	4%	11%
Advisor Services (2)	1,488.7	1,525.5	1,555.3	1,559.2	1,485.8	1,510.1	1,436.1	1,514.2	1,551.6	1,572.8	1,608.0	1,554.6	1,626.6	5%	9%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (3)	11,202	11,243	11,310	11,423	11,479	11,529	11,593	11,653	11,712	11,787	11,870	11,929	11,967	—	7%
Banking Accounts (4)	1,250	1,262	1,274	1,283	1,289	1,297	1,302	1,312	1,313	1,300	1,310	1,323	1,336	1%	7%
Corporate Retirement Plan Participants	1,599	1,611	1,621	1,627	1,634	1,639	1,655	1,679	1,685	1,684	1,690	1,699	1,698	—	6%
Client Activity
New Brokerage Accounts (in thousands)	121	118	132	119	133	115	132	131	115	140	147	123	116	(6)%	(4)%
Inbound Calls (in thousands)	1,814	1,849	1,964	1,715	1,976	1,681	1,839	1,924	1,742	1,882	1,966	1,671	1,595	(5)%	(12)%
Web Logins (in thousands)	56,491	57,137	62,797	53,923	59,261	54,654	53,920	64,563	60,121	63,692	65,669	61,522	60,824	(1)%	8%
Client Cash as a Percentage of Client Assets (5)	10.7%	10.5%	10.4%	10.3%	11.1%	11.2%	12.8%	11.7%	11.5%	11.3%	10.9%	11.3%	10.9%	(40) bp	20 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	981	486	918	311	308	331	717	1,343	1,109	1,045	980	1,114	206
Small / Mid Capitalization Stock	1,195	768	(186)	151	(1,344)	(456)	(1,414)	1,329	638	302	136	(190)	18
International	(498)	(529)	186	(88)	(109)	(418)	(2,163)	2,212	1,086	1,274	863	(100)	225
Specialized	383	520	(245)	73	(914)	(397)	(2,105)	124	609	750	(109)	(440)	341
Hybrid	(288)	(548)	(678)	(324)	(1,313)	(1,248)	(2,985)	(321)	(309)	(357)	(228)	(316)	(181)
Taxable Bond	928	879	965	1,371	(351)	(836)	(4,342)	3,956	2,871	1,923	3,029	1,821	2,378
Tax-Free Bond	588	306	559	262	(591)	(407)	(409)	1,184	1,111	1,133	760	1,057	682
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	555	(522)	(1,936)	(1,538)	(5,734)	(7,955)	(21,372)	6,740	2,312	1,850	1,860	86	7
Exchange-Traded Funds (7)	2,734	2,404	3,455	3,294	1,420	4,524	8,671	3,087	4,803	4,220	3,571	2,860	3,662
Money Market Funds	(4,919)	(4,801)	704	(1,933)	2,546	8,515	13,548	4,944	(1,577)	1,785	(2,097)	5,067	4,570
Average Interest-Earning Assets (8)
(in millions of dollars)	249,432	254,211	259,137	261,741	264,156	265,648	274,913	277,068	270,718	272,727	270,308	263,718	262,759	—	5%

(1) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(2) Excludes Retirement Business Services.
(3) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
(4) In March 2019, banking accounts were reduced by approximately 23,000 as a result of inactive account closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.